ENVIROSOURCE, INC.
                        List of Subsidiaries
                         As of March 1, 1995

                                                       % of
                                       State           voting
                                       or other        securities
                                       jurisdiction    owned by
                                       in which        immediate
Name of Company                        organized       parent

EnviroSource, Inc.                     Delaware
 EnviroSource Corp.                    Wyoming           100
 IMSAMET, Inc.                         Delaware          100
  Imsamet of Idaho, Inc.               Delaware          100
  Imsamet of Utah, Inc.                Delaware          100
 IU International Corporation          Delaware          100
  C. Brewer Terminals, Inc.            Delaware          100
  EnviroSource Treatment &
     Disposal Services, Inc.           Delaware          100
    ETDS, Inc.                         Delaware          100
      Conversion Systems, Inc.         Delaware          100
      Envirosafe Services of
        Idaho, Inc.                    Delaware          100
      Envirosafe Services of
        North America, Inc.            Delaware          100
      Envirosafe Services of
        Ohio, Inc.                     Ohio              100
      Envirosafe Management
        Systems, Inc.                  Delaware          100
      Envirosafe Services of
        Texas, Inc.                    Delaware          100
      Fox Hunt Farms, Inc.             Delaware          100
      Marcus Hook Processing, Inc.     Delaware          100
  IMS Lycrete Egypt, Ltd.              Delaware           90(1)
  International Mill Service, Inc.     Pennsylvania      100
    IMS Funding Corporation            Delaware          100
    International Mill Service Limited Canada            100
    McGraw Construction Company, Inc.  Ohio              100
    Neoax Investment Corp.             Delaware           54(2)
    Waylite Corporation                Pennsylvania      100
  IU North America Finance, Inc.       Delaware          100
  IU North America, Inc.               Delaware          100
    Nosroc Corp.                       Pennsylvania      100
      Soncor Corp.                     Delaware          100




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(1) 10% owned by an unrelated, third party, citizen of Egypt.

(2) 46% is owned by IU International Corporation and 54% is owned by International Mill Service, Inc.